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                                                                       EXHIBIT 5

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                  July 26, 1999

Matrix Pharmaceutical, Inc.
34700 Campus Dive
Fremont, California  94555

                  Re: MATRIX PHARMACEUTICAL, INC. REGISTRATION STATEMENT ON FORM S-8 FOR AN AGGREGATE OF 1,100,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

                  We have acted as counsel to Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an (i) additional 400,000 shares of the Company's common stock ("Common Stock") authorized for issuance under the Company's 1988 Restricted Stock Plan (the "Restricted Plan") and (ii) an initial reserve of 700,000 shares of Common Stock of the Company under the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendment of the Restricted Plan and the establishment of the Purchase Plan. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Restricted Plan and in accordance with the Registration Statement, or (b) duly authorized stock purchase rights granted and exercised under the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Restricted Plan or the Purchase Plan or the shares of Common Stock issuable under such plans.

                                Very truly yours,
                                /s/ Brobeck, Phleger & Harrison LLP
                                -----------------------------------
                                BROBECK, PHLEGER & HARRISON LLP